Exhibit D
Joint Filing Statement
           We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: December 3, 2007

El Paso Corporation

By: Name:	/s/ Robert W. Baker Robert W. Baker
Title:	Executive Vice President and General Counsel

El Paso Pipeline Holding Company, L.L.C.

By: Name:	/s/ Robert W. Baker Robert W. Baker
Title:	Executive Vice President and General Counsel

El Paso Pipeline GP Company, L.L.C.

By: Name:	/s/ Robert W. Baker Robert W. Baker
Title:	Executive Vice President and General Counsel

El Paso Pipeline LP Holdings, L.L.C.

By: Name:	/s/ Robert W. Baker Robert W. Baker
Title:	Executive Vice President and General Counsel